UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Medical Design Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-1382805	26-0482524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7231 South Rome Street Aurora, Colorado		80016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 956-7197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MEDICAL DESIGN STUDIOS, INC.

March 14, 2008

Item 5.01.    Changes in Control of Registrant.

On March 14, 2008, Justin N. Craig, our President and Chief Executive Officer, privately sold 9,140,000 shares of our common stock, constituting 91.4% of our outstanding shares and all of the shares owned beneficially by him, to Vision Opportunity Master Fund, Ltd. Certain other of our stockholders also sold shares of our common stock to Vision Opportunity Master Fund. As a result of these privately-negotiated sales, a change in control occurred from Mr. Craig to Vision Opportunity Master Fund.

On March 17, 2008, pursuant to prior approvals by stockholders owning in excess of a majority of the voting power of our outstanding shares, we effected a 2-for-1 reverse stock split of our outstanding shares of common stock.

Following the reverse stock split, we have 5,000,000 shares of common stock outstanding. Of such shares, after giving effect to the privately-negotiated transactions described above, Vision Opportunity Master Fund owns 4,720,000 shares of our common stock, or 94.4% of our outstanding shares. Vision Opportunity Master Fund purchased these shares for a total of approximately $670,000 in cash, inclusive of related acquisition costs. The source of the funding for the cash payment was the general working capital of Vision Opportunity Master Fund.

The terms of the purchase and sale transactions were as a result of arm’s-length negotiations between the parties. None of the parties had any relationship with one another prior to this transaction.

Our officers and directors, and the business focus of our company, were not changed in connection with the purchase and sale transactions.

The foregoing description of the purchase and sale transactions does not purport to be complete and is qualified in its entirety by reference to the full text of a private resale agreement, the form of which is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

The information set forth above in the second paragraph of Item 5.01 of this current report is incorporated herein by reference in its entirety. A copy of the Certificate of Amendment to Articles of Incorporation is attached as Exhibit 3.1 to this current report.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation.

99.1	Form of Private Resale Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL DESIGN STUDIOS, INC.

Date: March 17, 2008	By:	/s/ Justin Craig
Justin Craig
President and Chief Executive Officer